Exhibit 3.1

BYLAWS

OF

STEIN MART, INC.

(a Florida corporation)

Amended and Restated January 21, 2014

i

ARTICLE 7

Seal

Section 7.1	Seal	24

ARTICLE 8

Books and Records

Section 8.1	Books and Records	25
Section 8.2	Shareholders’ Inspection Rights	25
Section 8.3	Distribution of Financial Information	25
Section 8.4	Other Reports	25

ARTICLE 9

Indemnification

Section 9.1	Provision of Indemnification	25
Section 9.2	Article Definitions	26
Section 9.3	Advancement of Expenses	26
Section 9.4	No Third Party Rights	26
Section 9.5	Insurance	26
Section 9.6	Effect of Amendment	26

ARTICLE 10

Miscellaneous

Section 10.1	Fiscal Year	27
Section 10.2	Dividends	27
Section 10.3	Forum for Adjudication of Disputes	27
Section 10.4	Invalid Provisions	27
Section 10.5	Headings	27
Section 10.6	Voting of Securities Owned by Corporation	27
Section 10.7	Contracts	28

ARTICLE 11

Amendments

Section 11.1	Power to Amend	28

ARTICLE 1

Definitions

Section 1.1 Definitions. The following terms shall have the following meanings for purposes of these bylaws:

“Act” means the Florida Business Corporation Act, as it may be amended from time to time, or any successor legislation thereto.

“Deliver” or “delivery” includes delivery by hand; United States mail; facsimile, telegraph or other form of electronic transmission; or private mail carriers handling nationwide mail services.

“Distribution” means a direct or indirect transfer of money or other property (except shares in the Corporation) or an incurrence of indebtedness by the Corporation to or for the benefit of shareholders in respect of any of the corporation’s shares. A distribution may be in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise.

“Principal Office” means the office (within or without the State of Florida) where the Corporation’s principal executive offices are located, as designated in the annual report.

ARTICLE 2

Offices

Section 2.1 Registered Office. The registered office of Stein Mart, Inc. (“the Corporation”) may but need not be identical with the Principal Office if located in the State of Florida. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Chief Executive Officer of the Corporation (or the Secretary of the Corporation at the direction of the Chief Executive Officer).

Section 2.2 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Florida, as the Board of Directors may designate from time to time or as the business of the Corporation may require as determined by the Chief Executive Officer of the Corporation (or the Secretary of the Corporation at the direction of the Chief Executive Officer).

Section 2.3 Books and Records. The books and records of the Corporation may be kept within or without of the State of Florida as the Chief Executive Officer of the Corporation (or the Secretary of the Corporation at the direction of the Chief Executive Officer) may from time to time determine or the business of the Corporation may require.

ARTICLE 3

Shareholders

Section 3.1 Place of Meetings. All meetings of the shareholders shall be held at such place, if any, either within or without the State of Florida, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting. If no designation is made, the place of meeting shall be the Principal Office of the Corporation.

Section 3.2 Annual Meeting.

(a) The annual meeting of shareholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held at such date, place and time designated by resolution of the Board of Directors and stated in the notice of meeting. If the election of directors shall not be held on the day fixed as herein provided for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as is practicable.

(b) Only such business shall be conducted at an annual meeting of shareholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who was a shareholder of record both at the time of giving of notice by the shareholder as provided for in this Section 3.2 and at the time of the annual meeting of shareholders, who is entitled to vote at the meeting on any such business and who has complied with the notice and other requirement set forth in these bylaws; clause (iii) shall be the exclusive means for a shareholder to submit such business (other than proposals properly brought under Rule 14a-8 under the Securities Exchange Act of 1934 and included in the Corporation’s notice of the meeting, which proposals are not governed by these bylaws) before an annual meeting of shareholders.

Section 3.3 Special Meetings.

(a) Special meetings of shareholders, for any purpose or purposes, may be called by a President or pursuant to a resolution approved by the Board of Directors.

(b) The Corporation shall call a special meeting of shareholders in the event that the holders of at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more purposes for which it is to be held. The Corporation shall give notice of such a special meeting within sixty (60) days after the date that the demand is delivered to the Corporation.

(c) Only business within the purpose or purposes described in the special meeting notice required by Section 3.4 may be conducted at a special shareholders’ meeting.

Section 3.4 Notice of Meeting.

(a) Written notice of each annual or special meeting of shareholders shall be Delivered stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which shareholder and proxy holders may be deemed to be present in person and vote at such meetings, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the Act, such notice of meeting shall be Delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting as of the record date for such meeting and to such other persons as required by the Act. If mailed, notice of a meeting of shareholders shall be deemed to be Delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

(b) Notwithstanding the other provisions of this Section, no notice of a meeting of shareholders need be given to a shareholder if: (1) an annual report and proxy statement for two (2) consecutive annual meetings of shareholders, or (2) all, and at least two checks in payment of dividends or interest on securities during a twelve (12)-month period, have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

Section 3.5 Waiver of Notice.

(a) A shareholder may waive any notice required by the Act or these bylaws before or after the date and time stated for the meeting in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

(b) A shareholder’s attendance at a meeting, in person, by proxy, or by remote communication waives objection to all of the following: (1) lack of notice or defective notice of the meeting, unless the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting because the meeting is not lawfully called or convened; and (2) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(c) Any shareholder waiving notice of a meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 3.6 Remote Communication If authorized by the Board of Directors in accordance with these bylaws and applicable law, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, (1) participate in a meeting of shareholders and (2) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrent with such proceedings, and (iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 3.7 Adjournments. Any annual or special meeting of shareholders may be adjourned from time to time to reconvene at the same or some other place, if any. If an annual or special meeting of shareholders is adjourned to a different date, time, or place, the Corporation shall not be required to give notice of the new date, time, place or means of remote communication, if any, if the new date, time, place or means of remote communication is announced at the meeting before adjournment. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting. If the Board of Directors shall fix a new record date for determination of shareholders entitled to vote at an adjourned meeting, the Board of Directors shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as the record date determined for the shareholders entitled to vote at the adjourned meeting.

Section 3.8 Fixing of Record Date.

(a) The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders’ meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than seventy (70) days before the date of such meeting or action. A record date for determining shareholders entitled to notice shall also be the record date for determining the shareholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(b) If no prior action is required by the Board of Directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting shall be the close of business on the date the first signed written consent with respect to the action in question is delivered to the Corporation, but if prior action is required by the Board of Directors pursuant to the Act, such record date shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action unless the Board of Directors otherwise fixes a record date.

(c) If the Board of Directors does not fix the record date for determining shareholders entitled to notice of and to vote at a shareholders’ meeting, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.

(d) A record date for determining shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. In such case the Board of Directors shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance herewith at the adjourned meeting.

(e) If the Board of Directors does not determine the record date for determining shareholders entitled to a Distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares or a share dividend), such record date shall be the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

Section 3.9 Shareholders’ List for Meetings.

(a) After a record date for a meeting of shareholders has been fixed, the Corporation shall prepare an alphabetical list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares registered in the name of each shareholder. Such list shall be available for inspection by any shareholder or his or her agent on written demand, for any purpose germane to the meeting, for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date, and continuing through the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s Principal Office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. If the meeting is to be held at a place, the list (maintained on paper or electronically) shall also be produced and kept at the time and place of the meeting during the whole time thereof and any shareholder or his or her agent or attorney may inspect the list at his or her own expense at any time during the meeting or any adjournment thereof.

(b) The shareholders’ list is prima facie evidence of the identity of shareholders entitled to examine the shareholders’ list or to vote at a meeting of shareholders.

(c) Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a meeting of shareholders.

Section 3.10 Quorum.

(a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Act, the presence in person, by proxy or by remote communication of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding classes of stock entitled to vote at the meeting shall constitute a quorum at each meeting of the shareholders.

(b) Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

(c) Where a quorum is not present, the holders of a majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present may adjourn such meeting from time to time until a quorum is present.

Section 3.11 Voting of Shares. Except as provided in the articles of incorporation or the Act, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors of elections unless so required by Section 3.14 of these bylaws.

Section 3.12 Vote Required.

(a) If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act requires a greater number of affirmative votes.

(b) Unless otherwise provided in the articles of incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

(c) Stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of shareholders and shall not be counted in the total number of outstanding shares for purposes of determining whether quorum is present.

Section 3.13 Conduct of Meeting.

(a) The Chairman of the Board of Directors, and in his absence, the Chief Executive Officer and in his absence, a President, and in his absence, a Vice President in the order provided under the Section of these bylaws titled “Vice Presidents,” and in their absence, any person chosen by the shareholders present shall call a shareholders’ meeting to order and shall act as presiding officer of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The presiding officer of the meeting shall have broad discretion in determining the order of business at a shareholders’ meeting. The presiding officer’s authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting, including, without limitation, limiting each speaker to such speaking time as is stated by the presiding officer verbally or in writing so long as such limitation is not less than three (3) minutes, and removing any shareholder from the meeting who fails or refuses to follow the rules and directives of the presiding officer as to the conduct of the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders’ meetings; however, meetings shall be conducted in accordance with accepted usage and common practice with fair treatment to all who are entitled to take part.

Section 3.14 Inspectors of Election.

(a) Inspectors of election may be appointed by the Board of Directors to act at any meeting of shareholders at which any vote is taken. If inspectors of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, make such appointment. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability. No inspector, whether appointed by the Board of Directors or by the person acting as presiding officer of the meeting, need be a shareholder.

(b) The Inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) determine the existence of a quorum, (iv) count all votes and ballots, (v) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the Inspectors and (vi) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(c) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless otherwise required by law.

(d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in Section 3.14 of these bylaws, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a shareholder of record to cast or more votes than such shareholder holds of record.

Section 3.15 Proxies

(a) At all meetings of shareholders, a shareholder may authorize another person or persons to act for such shareholder by proxy. A shareholder or shareholder’s attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form by any reasonable means, including electronic signature. If a written authorization expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place. A telegraph, a facsimile transmission or other means of electronic transmission of a signed written appointment form, or a photographic, photostatic, or equivalent reproduction of a signed appointment form is a sufficient appointment form.

(b) An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by remote communication by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Section 3.16 Action by Shareholders Without Meeting.

(a) Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if one (1) or more written consents describing the action taken shall be signed and dated by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents must be Delivered to the Principal Office of the Corporation in Florida, the Corporation’s principal place of business, the Secretary, or another officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required herein, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this Section.

(b) Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its Principal Office in Florida or its principal place of business, or received by the Secretary or other officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded.

(c) Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters’ rights are provided under the Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of the Act regarding the rights of dissenting shareholders.

(d) A consent signed under this Section has the effect of a meeting vote and may be described as such in any document. Whenever action is taken by written consent pursuant to this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

Section 3.17 Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) The name signed purports to be that of a administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

(c) The name signed purports to be that of a receiver or trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

(d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver, or proxy appointment; or

(e) Two (2) or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The Corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Section 3.18 Advance Notice of Shareholder Nominees and Shareholder Proposals.

(a) Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation,

(i) nominations for the election of directors, and

(ii) business proposed to be brought before any shareholder meeting may be made by the Board of Directors or the Corporate Governance Committee or by any shareholder holding (x) such minimum number of shares of the stock of the Corporation and (y) for such time periods, each as required by Rule 14a-8(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Ownership Requirements”), if such nomination or business proposed is otherwise proper business before such meeting. However, any such shareholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such shareholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, such shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary date of mailing of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received a reasonable time before the date of mailing to shareholders of the Corporation’s proxy statement for the annual meeting in question is made. To be in proper form, a shareholder’s notice to the Secretary shall set forth:

(i) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

(ii) a representation that the shareholder satisfies the Ownership Requirements and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons or to propose such other business specified in the notice;

(iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

(v) the consent of each nominee to serve as director of the Corporation if so elected.

In the case of a nomination for the election of a director other than a nomination approved or proposed by the Board of Directors, such notice shall be accompanied by a written representation and agreement, in the form provided by the Secretary upon written request, executed by the individual whom the shareholder wishes to nominate (“Proposed Nominee”), that such Proposed Nominee (i) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, (ii) consents to being named as a nominee and to serve as a director if elected, (iii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law and (iv) would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(b) The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

ARTICLE 4

Board of Directors

Section 4.1 General Powers and Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and power of the Corporation and do all such lawful acts and things as are not by the Act or the articles of incorporation directed or required to be exercised or done by the shareholders. The Corporation shall have twelve (12) directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors, but shall never be less than one (1) nor more than fifteen (15).

Section 4.2 Qualifications. Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of Florida or shareholders of the Corporation.

Section 4.3 Term of Office. Directors shall be elected by the shareholders at their annual meeting. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior death, resignation or removal.

Section 4.4 Removal. The shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders at a meeting of shareholders, provided that the notice of the meeting states that the purpose, or one of the purposes, of the meeting is such removal.

Section 4.5 Resignation. A director may resign at any time by delivering written notice to the Board of Directors or its Chairman (if any), the Chief Executive Officer or the Secretary. A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

Section 4.6 Vacancies.

(a) Except as provided below, whenever any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders. If the directors first fill a vacancy, the shareholders shall have no further right with respect to that vacancy, and if the shareholders first fill the vacancy, the directors shall have no further rights with respect to that vacancy.

(b) A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 4.7 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 4.8 Regular Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. Notice need not be given of regular meetings of the Board of Directors.

Section 4.9 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, a President or directors consisting of at least one-third of the Board of Directors. The person or persons calling the meeting may fix the place and time for holding the special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the principal office of the Corporation in the State of Florida.

Section 4.10 Notice. At least twenty four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) notice of the time, date and place of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 4.11 Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 4.12 Quorum and Voting. A quorum of the Board of Directors consists of a majority of the total number of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the

Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

Section 4.13 Conduct of Meetings.

(a) The Chairman of the Board of Directors shall preside at meetings of the Board of Directors. The Chairman, and in his absence, the Vice-Chairman of the Board, and in his absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

(b) The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

(c) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(d) The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.14 Committees.

(a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(i) approve, adopt or recommend to shareholders actions or proposals required by the Act to be approved by shareholders;

(ii) fill vacancies on the Board of Directors or any committee thereof;

(iii) adopt, amend, or repeal the bylaws;

(iv) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

(v) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group; except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

Each committee must have two (2) or more members, who shall serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The provisions of these bylaws that govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Directors shall be designated as “Independent Directors” if they meet the independence requirements of the NASDAQ and/or such other applicable laws or regulations as are in effect from time to time.

(b) The Corporation shall have an Executive Committee that shall be made up of any two directors who are Independent Directors and any one additional director who is a member of management. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is hereby authorized to exercise all of the powers of the Board of Directors when the Board of Directors is not in session.

(c) The Corporation shall have a Corporate Governance Committee that shall be made up of all members of the corporation’s Board of Directors who are Independent Directors. The Board of Directors shall adopt from time to time a Charter for the Corporate Governance Committee that shall set forth the duties and authorities of such committee. The Board of Directors may from time to time appoint a “Lead Director” who shall serve as chairman of the Corporate Governance Committee and have such other duties and authorities as are provided from time to time in the Charter for the Corporate Governance Committee.

(d) The Corporation shall have an Audit Committee that shall be made up of any two or more directors who are Independent Directors. The Board of Directors shall adopt from time to time a Charter for the Audit Committee that shall set forth the duties and authorities of such committee.

(e) The Corporation shall have an Compensation Committee that shall be made up of any two or more directors who are Independent Directors. The Board of Directors shall adopt from time to time a Charter for the Compensation Committee that shall set forth the duties and authorities of such committee.

Section 4.15 Action Without Meeting. Any action required or permitted by the articles of incorporation and the Act to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and filed in the minutes of proceedings of the Board of Directors, which consents may be provided by email or other electronic means and may be by counterpart consents. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.

Section 4.16 Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE 5

Officers

Section 5.1 Number. The principal officers of the Corporation shall be a Chief Executive Officer, a President and Chief Operating Officer, a Chief Merchandising Officer, the number of Vice Presidents, if any, as authorized from time to time by the Board of Directors, a Secretary, and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office. There shall also be a Chairman of the Board of Directors and one or more Vice-chairman of the Board of Directors as elected by the Board of Directors from time to time. The Board of Directors may, from time to time, by resolution establish or terminate the Office of the President, which shall consist of two persons as more fully described below.

Section 5.2 Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held before or after, but in no event more than thirty (30) days following, each annual meeting of the shareholders. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal.

Section 5.3 Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

Section 5.4 Resignation. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the pending vacancy may be filled before the effective date but the successor may not take office until the effective date.

Section 5.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled as soon thereafter as practicable by the Board of Directors for the unexpired portion of the term. Prior to a meeting of the Board of Directors, the Chief Executive Officer shall have the authority to appoint a replacement officer to serve until the Board of Directors shall act on such officer.

Section 5.6 Chairman of the Board. The Chairman of the Board (the “Chairman”) shall, when present, preside at all meetings of the shareholders and the Board of Directors.

Section 5.7 Vice-Chairman of the Board. The Vice-Chairman of the Board shall If the Chairman is not present, preside at all meetings of the shareholders and Board of Directors and if no Vice-Chairman is present, the Board of Directors shall designate a person to serve as chairman of any the meeting of the Board of Directors.

Section 5.8 Section 5.8 Chief Executive Officer. The Chief Executive Officer (the “CEO”) shall be the principal executive officer of the Corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business operations and affairs of the Corporation, the daily operations of which shall be under the control of the President or the Office of the President. The CEO shall have authority, subject to such rules as may be prescribed by the Board of Directors, to direct the President or each President if more than one individual constitutes a part of the Office of the President in the performance of the President’s duties. The CEO shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the CEO. The CEO shall have authority to sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the

Board of Directors, and to execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the CEO may authorize a President, any Vice President or other officer or agent of the corporation to execute and acknowledge such documents or instruments in his place and stead. In general he or she shall perform all duties incident to the office of CEO and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.9 President; Office of the President. The President, subject to the direction of the Board of Directors and the CEO, shall in general supervise and control all of the business operations and affairs of the Corporation. The Board of Directors may, from time to time, establish or abolish the Office of the President. In the event the Board of Directors determines that it is appropriate to establish an Office of the President, there shall be established the Office of the President, which will consist of two (2) Presidents acting in a collaborative manner as the President of the Company. The Office of the President will consist of the Chief Operating Officer (“COO”) of the Company and the Chief Merchandising Officer (“CMO”) of the Company or such other persons or officers as may be determined to serve from time to time by the Board. The individuals designated will also serve in their current capacities of COO and CMO, respectively. Each President, subject to the direction of the Board of Directors and the CEO, shall in general supervise and control all of the business operations and affairs of the Corporation. Any President, subject to the direction of the Board of Directors and the CEO, shall have the authority to act on behalf of the Office of the President.

Section 5.10 Chief Operating Officer; Chief Merchandising Officer. The COO shall in general supervise and control all of the business operations and affairs of the corporation and shall be a member of the Office of President unless otherwise directed by the Board of Directors. The CMO shall be principally responsible for selection and acquisition of the merchandise offered for sale by the Corporation and, if the Office of the President is then effect, shall be a member of the Office of President unless otherwise directed by the Board of Directors.

Section 5.11 Vice Presidents. In the absence of the CEO and all persons serving in the Office of the President, or in the event of the CEO’s and each person serving in the Office of the President death, inability or refusal to act, or in the event for any reason it shall be impracticable for the CEO or the Presidents to act personally, the Vice President, if any (or in the event there be more than one Vice President, the Senior Vice President, or if no one has been appointed to that position or in his absence, or if there if more than one Senior Vice President, then the Vice Presidents in the order designated by the Board of Directors, of if no such order has been designated by the Board of Directors, the order designated by the CEO), shall perform the duties of the CEO and the Office of the President. Any Vice President may sign certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the CEO, a President or by the Board of Directors.

Section 5.12 Secretary. The Secretary shall: (a) keep, or cause to be kept, minutes of the meetings of the proceedings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose; (b) be custodian of the corporate records and of the seal of the Corporation, if any, and if the Corporation has a seal, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (c) authenticate the records of the Corporation; (d) maintain, or cause to be maintained, a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) see that all notices are duly given in accordance with the provisions of these bylaws or as required by the Act; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the CEO, a President or by the Board of Directors.

Section 5.13 Chief Financial Officer. The Chief Financial Officer (the “CFO”) shall: (a) serve as the treasurer of the Corporation and have charge and custody of and be responsible for all funds and securities of the Corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of these bylaws; (d) render to the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all such officer’s transactions as CFO and of the financial condition of the Corporation; and (e) in general perform all of the duties incident to the office of CFO and have such other duties and exercise such other authority as from time to time may be delegated or assigned by a President or by the Board of Directors.

Section 5.14 Controller and Assistant Secretaries. There shall be a Controller and such number of Assistant Secretaries and assistants to the Chief Financial Officer and Controller as the Board of Directors may from time to time authorize or as are appointed by the CEO, the Chief Financial Officer or the Secretary. The Controller, Assistant Secretaries and other assistants, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the CFO or the Secretary respectively, or by the CEO, a President or the Board of Directors.

Section 5.15 Other Assistants and Acting Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation to power to choose such other officers and to prescribe their respective duties and powers.

Section 5.16 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE 6

Certificates for Shares; Transfer of Shares

Section 6.1 Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The Corporation may place in escrow shares issued for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits are received. If the services are not performed, the note is not paid, or the benefits are not received, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

Section 6.2 Certificates for Shares. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he or she is entitled unless the Board of Directors authorizes the issuance of some or all shares without certificates. Any such authorization shall not affect shares already represented by certificates until the certificates are surrendered to the Corporation. If the Board of Directors authorizes the issuance of any shares without certificates, within a reasonable time after the issue or transfer of any such shares, the Corporation shall send the shareholder a written statement of the information required by the Act to be set forth on certificates, including any restrictions on transfer. Certificates representing shares of the Corporation shall be in such form, consistent with the Act, as shall be determined by the Board of Directors. Such certificates shall be signed (either manually or in facsimile) by a President or any Vice President or any other persons designated by the Board of Directors and may be sealed with the seal of the Corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Unless the Board of Directors authorizes shares without certificates, all certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in these bylaws with respect to lost, destroyed, or stolen certificates. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

Section 6.3 Transfer of Shares Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and legers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 6.4 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation as required by the Act of any restriction imposed by the Corporation upon the transfer of such shares.

Section 6.5 Lost, Destroyed, or Stolen Certificates. Unless the Board of Directors authorizes shares without certificates, where the owner claims that certificates for shares have been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

Section 6.6 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as they may deem expedient concerning the issue, transfer, and registration of shares of the Corporation.

ARTICLE 7

Seal

Section 7.1 Seal. The Board of Directors may provide for a corporate seal for the Corporation, containing the name of the Corporation.

ARTICLE 8

Books and Records

Section 8.1 Books and Records.

(a) The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

(b) The Corporation shall maintain accurate accounting records.

(c) The Corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

(d) The Corporation shall keep a copy of all written communications within the preceding three years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act, and a copy of its most recent annual report delivered to the Department of State.

Section 8.2 Shareholders’ Inspection Rights. Shareholders are entitled to inspect and copy records of the Corporation as permitted by the Act.

Section 8.3 Distribution of Financial Information. The Corporation shall prepare and disseminate financial statements to shareholders as required by the Act.

Section 8.4 Other Reports. The Corporation shall disseminate such other reports to shareholders as are required by the Act, including reports regarding indemnification in certain circumstances and reports regarding the issuance or authorization for issuance of shares in exchange for promises to render services in the future.

ARTICLE 9

Indemnification

Section 9.1 Provision of Indemnification. The Corporation shall, to the fullest extent permitted or required by the Act, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify any Director or officer who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he or she is or was a Director or officer against any and all Liabilities, and, subject to Section 9.3, advance any and all reasonable Expenses, incurred in connection with such proceeding, including any appeal thereof, if the Director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or officer may be entitled under any written agreement, Board resolution, vote of shareholders, the Act, or otherwise.

Section 9.2 Article Definitions. For purposes of this Article, the terms “Directors” includes former directors and any directors who are or were serving at the request of the Corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as agents separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). All other capitalized terms used in this Article and not otherwise defined herein shall have the meaning set forth in Section 607.0850, Florida Statutes (1991), as in effect on the date hereof.

Section 9.3 Advancement of Expenses. The Corporation shall pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if (i) the Corporation has received a written undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article 9 or otherwise and (ii) the Corporation in its sole discretion believes that the Director or officer would be capable of satisfying his or her obligations under such undertaking.

Section 9.4 No Third Party Rights. The provisions of this Article are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties.

Section 9.5 Insurance. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of such Directors whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director under this Article.

Section 9.6 Effect of Amendment. No amendment to or repeal of this Article shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

ARTICLE 10

Miscellaneous

Section 10.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 10.2 Dividends. The Board of Directors may declare, and the Corporation may pay, dividends on the Corporation’s outstanding shares of stock in the manner and upon the terms and conditions provided by law and the articles of incorporation.

Section 10.3 Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court Middle District of the Florida or, in the event that court does not have applicable jurisdiction, a Florida state court sitting in Duval County, Florida, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the Act, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

Section 10.4 Invalid Provisions. If any provision of these bylaws is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the shareholders would not be materially and adversely affected thereby, such provision shall be fully separable, and these bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of these bylaws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of these bylaws, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 10.5 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

Section 10.6 Voting of Securities Owned by Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by a President of this Corporation if he or she be present, or in his or her absence, by any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of a President, or in his or her absence, of any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect of any such shares or other securities, such proxy or consent shall be executed in the name of this Corporation by a President or one of the Vice Presidents, if any, of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned or controlled by this Corporation the same as such shares or other securities might be voted by this Corporation.

Section 10.7 Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by a President or one of the Vice Presidents; the Secretary or an Assistant Secretary, when necessary or required, shall attest and affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

ARTICLE 11

Amendments

Section 11.1 Power to Amend. These bylaws may be amended or repealed by either the Board of Directors or the shareholders, unless the articles of incorporation or the Act reserves the power to amend these bylaws generally or any particular bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these bylaws generally or any particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal these bylaws or such bylaw provision, as the case may be.

HISTORY:

Amended and Restated Bylaws Adopted – January 21, 2014